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                                   Exhibit 21

                     Subsidiaries of Security Bancorp, Inc.

                                   Exhibit 21

                         Subsidiaries of the Registrant



Parent
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Security Bancorp, Inc.

                               Percentage         Jurisdiction or
Subsidiaries (a)              of Ownership    State of Incorporation
----------------              ------------    ----------------------

Security Federal Savings Bank
of McMinnville, TN(1)              100%               United States


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(1) Upon consummation of the Conversion, Security Federal Savings Bank of
    McMinnville, TN will become a wholly-owned subsidiary of the Registrant.